Exhibit 5.1

March 8, 2011

EV Energy Partners, L.P.

1001 Fannin Street, Suite 800

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel for EV Energy Partners, L.P., a Delaware limited partnership (the “Partnership”) with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of:

(1) common units representing limited partnership interests in the Partnership (the “Common Units”);

(2) debt securities, which may be co-issued by EV Energy Finance Corp., a Delaware corporation (“EV Energy Finance”), in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”);

(3) 8.0% Senior Notes due 2019, which may be co-issued by EV Energy Finance (the “Senior Notes”); and

(4) guarantees (the “Guarantees”) of the Debt Securities by EV Properties GP, LLC a Delaware limited liability company, EV Properties, L.P., a Delaware limited partnership, EVCG GP, LLC, a Delaware limited liability company, CGAS Properties, L.P., a Delaware limited partnership, EVPP GP, LLC, a Delaware limited liability company, EnerVest Production Partners, Ltd., a Texas limited partnership, EnerVest Monroe Marketing, Ltd., a Texas limited partnership, EnerVest Monroe Gathering, Ltd., a Texas limited partnership, EnerVest Cargas, Ltd., a Texas limited partnership.

The Common Units, Debt Securities, the Senior Notes and Guarantees are collectively referred to herein as the “Securities.” We have also participated in the preparation of each of the two prospectuses (the “Prospectuses”) contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

We have examined the Registration Statement, including the Prospectuses, the form of Senior Indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement the form of Subordinated Indenture (the “Subordinated Indenture”), the Indenture, dated March 22, 2011, among the Partnership, EV Energy Finance, the Guarantors parties thereto and U.S. Bank National Association, as trustee (the “2011 Indenture” and, together with the Senior Indenture, the Subordinated Indenture, the “Indentures”) filed as an exhibit to the Registration Statement, the Second Amended and Restated Limited Partnership Agreement of the Partnership, as amended (the “Partnership Agreement”), the Certificate of Formation of the Partnership (the “Certificate”) filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership, other formation documents and agreements, as applicable, of EV Energy Finance and the Subsidiary Guarantors, copies of resolutions of the general partner of the Partnership’s board of directors (the “Board”) authorizing the filing of the Registration Statement and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

In connection with this opinion, we have assumed that:

(i) the Registration Statement, and any amendments thereto (including post-effective amendments), will be automatically effective upon filing under the Act and will comply with all applicable laws;

(ii) a proper prospectus supplement or supplements (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and

(v) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon and subject to the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

(1) With respect to the Common Units, when (i) the Partnership, and its Board (or a committee thereof), has taken all necessary action to approve the issuance and sale of such Common Units, the terms of the offering thereof and related matters and (ii) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, and upon payment of the consideration thereof or provided for therein, then the Common Units will be validly issued, fully paid and non-assessable, except as such non-assessability may be affected by (i) the matters described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2011 under the captions “Risk Factors— Unitholders may have liability to repay distributions that were wrongfully distributed to them” and (ii) Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act.

(2) With respect to the Debt Securities, the Senior Notes and the Guarantees, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership, EV Energy Finance and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (iii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, EV Energy Finance and the Subsidiary Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, such Debt Securities, Senior Notes and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, EV Energy Finance and the Subsidiary Guarantors, as applicable, enforceable against the Partnership, EV Energy Finance and the Subsidiary Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

The opinions expressed herein are qualified in the following respects:

(1) We have assumed, without independent verification, that the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

(2) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(3) We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(4) This opinion is limited in all respects to federal laws, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States, and the Texas Business Organizations Code.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectuses and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP